Sub-Item 77Q e
Copies of any new or amended
Registrant investment advisory
contracts
33-19229
811-5430

Amendment No 4 to the
Investment Advisory Agreement

January 23, 2007

SSgA Funds Management, Inc.
State Street Financial Center
One Lincoln Street
Boston, MA 02111-2900

Ladies and Gentlemen

The Investment Advisory Agreement
between the SSgA Funds and SSgA
Funds Management, Inc., dated
May 1, 2001, as amended, is hereby
amended to reduce the fee charged
by the Advisor for investment
advisory services to the SSgA US
Treasury Money Market Fund, as
reflected in the attached Amended
Exhibit A.


SSgA Funds
SSgA Funds Management, Inc.
By:/s/ James E. Ross
By:  /s/ Ellen M. Needham

AMENDED
EXHIBIT A

JANUARY 23, 2007

As consideration for the Advisers
services to the following Funds,
the Adviser shall receive from each
of these Funds an annual advisory fee,
accrued daily at the rate of 1/365th
of the applicable advisory fee rate
and payable monthly on the first
business day of each month, of the
following annual percentages of each
Funds average daily net assets
during the month

SSgA Money Market Fund
0.25
SSgA US Government Money Market
Fund
0.25
SSgA S&P 500 Index Fund
0.03
SSgA Disciplined Equity Fund
0.25
SSgA Bond Market Fund
0.30
SSgA Yield Plus Fund
0.25
SSgA US Treasury Money Market
Fund
0.10
SSgA Core Opportunities Fund
0.75
SSgA Small Cap Fund
0.75
SSgA Intermediate Fund
0.30
SSgA Prime Money Market Portfolio
0.10
SSgA Emerging Markets Fund
0.75
SSgA Tax Free Money Market Fund
0.25
SSgA Tuckerman Active REIT Fund
0.65
SSgA International Stock Selection
Fund
0.75
SSgA Life Solutions Income and
Growth Fund
0.00
SSgA Life Solutions Balanced Fund
0.00%
SSgA Life Solutions Growth Fund
0.00
SSgA International Growth
Opportunities Fund
0.75
SSgA High Yield Bond Fund
0.30
SSgA Aggressive Equity Fund
0.75
SSgA IAM SHARES Fund
0.25
SSgA Large Cap Value Fund
0.75%
SSgA Large Cap Growth
Opportunities Fund
0.75
SSgA Directional Core Equity Fund
1.25
SSgA Enhanced Small Cap Fund
0.45

Only in the event the
assets of the Fund are no longer
invested in the Master Fund.
This fee reflects a contractual
waiver in effect until 12/31/2010.